UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 16, 2004

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(d) Definitive Action of Board of Directors to Transfer Listing of Common Equity.

On Thursday, December 16, 2004, the Board of Directors of Knight Transportation, Inc., an Arizona corporation (the “Company”), took definitive action to approve the transfer of the listing of the Company’s common stock from the Nasdaq National Market to the New York Stock Exchange.

Item 7.01	Regulation FD Disclosure.

On Thursday, December 16, 2004, the Company issued a press release (the “Press Release”) announcing that its common stock has been accepted for listing on the New York Stock Exchange (the “NYSE”). The Company anticipates that its shares will begin trading on the NYSE on December 30, 2004, under the symbol “KNX”. Until that time, the Company’s shares will continue trading on the Nasdaq National Market under the symbol “KNGT”.

A copy of the Press Release is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 and the exhibit to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Item 7.01 and the exhibit to this report contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Specifically, these forward-looking statements relate to the timing of listing and trading on the NYSE and whether such listing and trading will occur at all. These forward-looking statements involve a number of risks and uncertainties and the Company cannot assure you that the listing and trading will be accomplished as anticipated.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	99.1	Knight Transportation, Inc. press release announcing the acceptance of its common stock for listing on the New York Stock Exchange

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: December 17, 2004	By: /s/ David A. Jackson
David A. Jackson
Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Knight Transportation, Inc. press release announcing the acceptance of its common stock for listing on the New York Stock Exchange

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